AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS
           AGREEMENT DATED AS OF JULY 30, 1996, AMONG
            THE GRAND UNION COMPANY, TREFOIL CAPITAL
          INVESTORS II, L.P., AND GE INVESTMENT PRIVATE
          PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

     Amendment (this "Amendment"), dated as of June 5, 1997, to the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 30, 1996, among each of (i) The Grand Union Company, a Delaware corporation (the "Company"), and
(ii) Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, a Limited Partnership, a Delaware limited partnership ("GEI," and together with Trefoil, the "Purchasers"). Capitalized terms used herein without definitions shall have the meanings given them in the Registration Rights Agreement.

     WHEREAS, the Company has entered into an Acceleration and Exchange Agreement, dated as of June 5, 1997 (the "Acceleration
Agreement"), among the Company, Trefoil, and GEI;

     WHEREAS, the Company and the Purchasers desire to amend the Registration Rights Agreement for the purpose of facilitating the transactions contemplated by the Acceleration Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     Section 1. Preamble. (a) The second paragraph of the preamble is hereby amended to read as follows:

     "WHEREAS, pursuant to a Stock Purchase Agreement among the Company and the Purchasers (the "Purchase Agreement"), the Company is selling to the purchasers up to 2,000,000 shares of the Company's Class A Convertible Preferred Stock, issuable in denominations of $50 stated value per share, dividends on which may be paid in additional shares of such preferred stock (collectively, the "Class A Preferred Shares"), which Class A Preferred Shares are convertible into shares of the Company's common stock, par value $1.00 per share (the "Common Stock");"

     (b) The Preamble of the Registration Rights Agreement is hereby amended to add a new third paragraph to read as follows:

     "WHEREAS, pursuant to an Acceleration and Exchange Agreement (the "Acceleration Agreement"), dated as of June 5, 1997, the Company has agreed to issue (i) 800,000 shares of the Company's Class B Convertible Preferred Stock, issuable in denominations of $50 stated value per share, dividends on which may be paid in additional shares of such preferred stock (collectively, the "Class B Preferred Shares," and collectively with the Class A Preferred Shares, the "Preferred Shares"), which Class B Preferred Shares are convertible into shares of Common Stock, and
(ii) up to 2,000,000 shares of Common Stock under certain circumstances (such shares of the Common Stock, together with shares of Common Stock into which the Preferred Shares are convertible and shares of Common Stock which may be issued as dividends on the Preferred Shares, the "Common Shares" and, collectively with the Preferred Shares, the "Securities");

     Section 2.  Definitions.  The definition of the term
"Registrable Securities" in Section 1.1 of the Registration
Rights Agreement is hereby amended to read as follows:

     ""Registrable Securities" shall mean any Securities issued at any time to any of the Purchasers pursuant to the Purchase Agreement or the Acceleration Agreement and any Securities issued at any time as dividends upon or on conversion of any of the Securities. As to any proposed offer or sale of Registrable Securities, such securities shall cease to be Registrable Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be disposed of pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Holders, or (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration or qualification under the Securities Act or any state securities or blue sky law then in place.

     Section 3.  Miscellaneous.

          (a) Notices. Any notice under or relating to this Amendment shall be given in writing and shall be deemed sufficiently given when delivered by hand or by conformed facsimile transmission, on the second business day after a writing is consigned (freight prepaid) to a commercial overnight courier, and on the fifth business day after a writing is deposited in the mail, postage and other charges prepaid, addressed as follows:

          Trefoil II:         4444 Lakeside Drive
                              Burbank, California  91505
                              Attention:  Mr. Geoffrey T. Moore
                              Telecopy: (818) 842-3142

          with a copy to:     Fried, Frank, Harris, Shriver &
                              Jacobson
                              350 South Grand Avenue
                              Los Angeles, California 90071
                              Attention:  David K. Robbins, Esq.
                              Telecopy:  (213) 473-2222


          GEI:                GE Investment Management
                              Incorporated
                              3003 Summer Street
                              Stamford, Connecticut  06904
                              Attention:  Michael Pastore, Esq.
                              Telecopy: (203) 326-4177

          with a copy to:     Dewey Ballantine
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Attention:  Sanford W. Morhouse, Esq.
                              Telecopy:  (212) 259-6333

          the Company:        Chief Executive Officer
                              The Grand Union Company
                              201 Willowbrook Boulevard
                              Wayne, NJ  07470-0966
                              Telecopy:  (201) 890-6012

                              with a copy to:     General Counsel
                              The Grand Union Company
                              201 Willowbrook Boulevard
                              Wayne, New Jersey  07470-0966
                              Telecopy: (201) 890-6012

                              and

                              Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, NY 10017
                              Attn:  William L. Rosoff, Esq.
                              Telecopy:  (212) 450-4800

                              and

                              Fried, Frank, Harris, Shriver &
                              Jacobson
                              350 South Grand Avenue
                              Los Angeles, California 90071
                              Attention:  David K. Robbins, Esq.
                              Telecopy:  (213) 473-2222

                              and

                              Dewey Ballantine
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Attention:  Sanford W. Morhouse, Esq.
                              Telecopy:  (212) 259-6333

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner.

          (b) Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives.

          (c) Modification. This Amendment may only be modified by a written instrument duly executed by each party hereto.

          (d) Waiver. Any waiver by either party of a breach of any provision of this Amendment shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Amendment. Any waiver of any provision of this Amendment must be in writing.

          (e) Headings. The headings to the sections of this Amendment are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Amendment.

          (f) Separability. If any provision of this Amendment is invalid, illegal or unenforceable, the balance of this Amendment shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          (g) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed within the State of New York.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Registration Rights Agreement dated as of
July 30, 1996 as of the date first written above.


                              TREFOIL CAPITAL INVESTORS II, L.P.
                              By:  Trefoil Investors II, Inc.
                                 its general partner


                              By:  Michael J. McConnell
                                 ----------------------------------
                                 Name:  Michael J. McConnell
                                 Title: Vice President



                              GE INVESTMENT PRIVATE PLACEMENT
                              PARTNERS II, A LIMITED PARTNERSHIP

                              By:  GE INVESTMENT MANAGEMENT
                                    INCORPORATED, its general partner


                              By:  Don W. Torey
                                 ----------------------------------
                                 Name:  Don W. Torey
                                 Title: Executive Vice President



                              THE GRAND UNION COMPANY


                              By:  Jeffrey P. Freimark
                                 ----------------------------------
                                 Name:  Jeffrey P. Freimark
                                 Title: Executive Vice President,
                                        Chief Financial Officer and
                                         Chief Administrator Officer